As filed with the Securities and Exchange Commission on November 30, 2006

Registration No.  333-116543

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective
Amendment No. 1
to

FORM S-3

Registration Statement Under the Securities Act of 1933

deCODE genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3326704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Sturlugata 8
Reykjavik, Iceland
+354-570-1900

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Lance Thibault
Chief Financial Officer
deCODE genetics, Inc.
1000 Winter Street, Suite 3100
Waltham, MA  02451
(781) 466-8833

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:

Marsha E.  Novick, Esq.
Stevens & Lee, P.C.
600 College Road East
Princeton, New Jersey  08540

(609) 243-9111

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

deCODE genetics, Inc. (“deCODE”) previously issued $150,000,000 principal amount of 3.5% Senior Convertible Notes due 2011 (the “Notes”) and, pursuant to a Registration Statement on Form S-3 (File No. 333-116543) filed with the Commission on June 16, 2004 (the “Registration Statement”), registered for resale by the holders thereof both the Notes and 10,714,286 shares of deCODE’s Common Stock (the “Shares”) that are issuable upon conversion of the Notes.

deCODE’s obligation to maintain the effectiveness of the Registration Statement pursuant to the Resale Registration Rights Agreement between deCODE and the purchasers of the Notes has expired.  Accordingly, in accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, deCODE is filing this Post-Effective Amendment to remove from registration all of the Notes (up to and including the $150,000,000 aggregate principal amount initially registered) and the Shares (up to and including the 10,714,286 shares initially registered) that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reykjavik, Iceland, on this 30th day of November, 2006.

deCODE genetics, Inc.
By:	/s/ KARI STEFANSSON
Kari Stefansson,
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated.

	Name	Title	Date
	/s/ KARI STEFANSSON	Chairman, President, Chief Executive Officer and Director (principal executive officer)	November 30, 2006
Kari Stefansson
	/s/ LANCE THIBAULT	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	November 30, 2006
Lance Thibault
	*	Director	November 30, 2006
Terrance McGuire
	*	Director	November 30, 2006
J. Neal Armstrong
	*	Director	November 30, 2006
James Beery
	/s/ LINDA BUCK	Director	November 30, 2006
Linda Buck
	/s/ BIRGIT STATTIN NORINDER	Director	November 30, 2006
Birgit Stattin Norinder
	/s/ EARL M. COLLIER, JR.	Director	November 30, 2006
Earl M. Collier, Jr.
	/s/ PETER GOODFELLOW	Director	November 30, 2006
Peter Goodfellow
*

By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the registration statement on behalf of the persons indicated.

By:	/s/ KARI STEFANSSON
Kari Stefansson, Attorney-in fact